Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PetVivo Holdings, Inc. of our report dated June 24, 2022, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of PetVivo Holdings, Inc. for the year ended March 31, 2022.

/s/ Assurance Dimensions Inc.

Assurance Dimensions

Margate, Fl

October 18, 2022